Exhibit 99.1

Tower Automotive, Inc.	Contacts:
27275 Haggerty Road	Financial: Tom Kerns (248) 675-6359
Novi, MI 48377	Media: Sharon Wenzl (248) 675-6253

FOR IMMEDIATE RELEASE

Tower Automotive Obtains $50 Million Accounts Receivable
Securitization Facility

     NOVI, Michigan — January 4, 2005 — Tower Automotive today announced it has obtained a $50 million accounts receivable securitization facility through GE Commercial Finance. The facility, which closed on December 30, is a critical component of Tower Automotive’s strategy to offset the adverse impact to its short-term liquidity from the termination of the early payment programs at certain of the company’s North American automotive OEM customers. Upon closing, Tower Automotive received net proceeds of approximately $44 million.

     As part of that strategic plan, Tower Automotive has worked with its customers to find additional solutions to deal with the elimination of the early payment programs. Additionally, Tower Automotive will continue to pursue a European factoring facility, and expects to complete this later in the first quarter of 2005.

     As previously announced on December 3, 2004, Tower Automotive deferred the dividend payment of approximately $4.4 million on the 6 3/4% trust convertible preferred securities issued by the Tower Automotive Capital Trust that would have otherwise been paid on December 31. Deferring those payments and obtaining the accounts receivable securitization facility improves the company’s short-term liquidity position and helps bring liquidity in line with its projections for December 31, 2004 that the company outlined in its third-quarter earnings review.

     Tower Automotive, Inc. is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including BMW, DaimlerChrysler, Fiat, Ford, GM, Honda, Hyundai/Kia, Nissan, Toyota, Volkswagen and Volvo. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. Additional company information is available at www.towerautomotive.com.

(more)

Tower Automotive, Inc.
Tower Obtains $50 Million Accounts Receivable Securitization Facility

Forward-Looking Statements

     This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties. You should not place undue reliance on those statements because they only speak as of the date of this press release. Forward-looking statements include information concerning our possible or assumed future results of operations. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions.

     Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include: (i) the degree to which we are leveraged and our ability to generate sufficient cash flow from operations to meet our future liquidity needs; (ii) our reliance on major customers and selected vehicle platforms; (iii) the cyclicality and seasonality of the automotive market; (iv) our ability to obtain new business on new and redesigned models; (v) our ability to achieve the anticipated volume of production from new and planned supply programs; (vi) general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (vii) increased competition in the automotive components supply market; (viii) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange; (ix) changes in general economic conditions in the United States and Europe; and (x) various other factors beyond our control. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

# # #